Exhibit 99.1

JMP GROUP ANNOUNCES FULL REDEMPTION OF 6.875% SENIOR NOTES DUE 2029

AND SATISFACTION AND DISCHARGE OF INDENTURE

SAN FRANCISCO, November 12, 2021 — JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, announced today that it has given notice of its intention to redeem all of the currently outstanding $36.0 million principal amount of its 6.875% Senior Notes due 2029 (CUSIP No. 46629U404; NASDAQ: JMPNZ) (the “2029 Notes”) on December 13, 2021 (the “Redemption Date”), following which they will be delisted from The Nasdaq Global Market. The redemption is being made pursuant to the terms of the 2029 Notes and the indenture governing the 2029 Notes. The redemption price per 2029 Note will be $25 plus accrued and unpaid interest up to, but excluding, the Redemption Date. Furthermore, the company has deposited sufficient funds with the trustee under the indenture governing the 2029 Notes, U.S. Bank National Association, to satisfy and discharge the 2029 Notes and the indenture with respect to the 2029 Notes, and the trustee has acknowledged such satisfaction and discharge.

JMP Group LLC has instructed the trustee to distribute a Notice of Redemption to all currently registered holders of the 2029 Notes on November 12, 2021. Copies of such Notice of Redemption and additional information relating to the procedure for redemption of the 2029 Notes may be obtained from U.S. Bank National Association by calling (800) 934-6802 (toll-free).

This press release does not constitute a notice of redemption under the optional redemption provisions of the 2029 Notes, nor does it constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the expected redemption of the 2029 Notes and the satisfaction and discharge of the indenture governing the 2029 Notes. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2020, as filed with the U.S. Securities and Exchange Commission on March 29, 2021. Such forward-looking statements speak only as of the date of this press release. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities and its venture capital and private capital activities through Harvest Capital Strategies and JMP Asset Management. For more information, visit www.jmpg.com.

Investor Relations Contact	Media Relations Contacts
JMP Group LLC	Dukas Linden Public Relations, Inc.

Andrew Palmer	Zach Leibowitz
(415) 835-8978	(646) 722-6528
apalmer@jmpg.com	zach@dlpr.com

Elena Muller
(646) 722-6529
elena@dlpr.com